UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2013

E-WASTE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-165863	26-4018362
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 First Street #493, Los Altos, CA 94022 (Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  650-283-2907

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 – Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 23, 2013, the Company filed an amendment to its’ Articles of Incorporation with the Nevada Secretary of State to increase its’ authorized capital.  This increase became effective at 12:01 p.m. EDT on January 23, 2013.  The previously authorized capital of the company was One Hundred Ninety Million (190,000,000) shares of Common stock and Ten Million (10,000,000) shares of Preferred stock.  The amounts have now been increased to Four Hundred Ninety Million (490,000,000) shares of Common stock and Ten Million (10,000,000) shares of Preferred stock.

The increase in the Company’s authorized capital was consented to by the Board of Directors of the Company as well as consent of our Majority shareholder voting 61.733% of our issued and outstanding shares of Common stock.  This action was deemed necessary to help support the Company’s growth initiatives contained in its recently announced amendments to its Business Plan.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On January 9, 2013 the Company issued a press release announcing the modification to its Corporate Business Plan Summary.  The amended business plan calls for, among other things, developing and deploying a portfolio of proprietary engineering services and technologies that can extract maximum value from end-of-life assets while minimizing environmental impact. These technologies include software solutions.

On January 24, consistent with our technology initiative of developing and deploying a portfolio of engineering and software technologies, the Board of Directors has ratified a Teaming Agreement  negotiated with Village Green Global, Inc. of Newport Beach, CA (“VGG”).  As a result of the ratification of this agreement, VGG’s technology service offering may be referenced on the Company’s website and in its sales materials as part of its technology product and services offering, and VGG may begin to offer end of life and recycling services to its clients under the EWSI brand. Both EWSI and VGG are contemplating further development initiatives in this regard.

VGG’s core activities are the development and sale of energy reporting and carbon accounting software solutions, environmental education and consulting, and the verification of energy or emission credits for carbon trading.  According to Village Green Global’s website, “Village Green Global Inc. (“VGG”) is a private company that has developed scalable Energy Reporting and Carbon accounting software. This solution is offered as software as a service (SaaS), to large greenhouse gas emitters for corporate social responsibility reporting and compliance management.”

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits
None.
Exhibit Number	Description

3.1	Amended Articles of Incorporation

20.1	Modified Business Plan Summary (included by reference to the Company’s 8K filing of January 9, 2013)

99.1	EWSI Village Green Global Teaming Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-Waste Systems, Inc.

/s/   Martin Nielson
By:  Martin Nielson
Its:  Chief Executive Officer and Director

Date:    January 25, 2013